CREDIT SUISSE

Project House

Presentation to the Special Committee of the Board of Directors

Confidential

5 December 2015

Table of contents

CREDIT SUISSE

1. Situation overview

Transaction overview

Summary of selected transaction terms

- **Offer price:**
  - Current offer ("Current Offer"): US$35.80 per ADS
  - Non-binding offer on 11 Jun 2015 ("Non-binding Offer"): US$32.81 per ADS
- **Buyer Group members:**
  - BTG Hotels (Group) Co., Ltd.
  - Poly Victory Investments Limited
  - Ctrip.com International, Ltd. ("Ctrip") (1)
  - Neil Nanpeng Shen (Co-Founder and Co-Chairman) (2)
  - James Jianzhang Liang (Co-Founder, Director, and Chairman and CEO of Ctrip) (3)
  - David Jian Sun (CEO and Director) (4)
  - Jason Xiangxin Zong (COO and President)
- **Financing:**
  - Debt commitment from Industrial and Commercial Bank of China Limited
- **Termination fees:**
  - Homeinns termination fee: US$44mn
  - Buyer Group termination fee:
    - US$18mn if termination as a result of failure to obtain BTG Hotels shareholders approval or PRC regulatory approvals
    - US$89mn for Buyer Group breach
- **Modified "majority of minority" voting requirement:**
  - If unaffiliated shareholders representing over 50% of the total shares outstanding of Homeinns vote in the shareholders meeting, an affirmative vote by over 50% of all shares held by those voting unaffiliated shareholders will be required to approve the merger

Acquisition matrix

		Pre-announcement price	Non-binding Offer	Current Offer
Offer price (US$ / ADS)		**US$26.97**	**US$32.81**	**US$35.80**
Premium over pre-announcement price (5)	*US$26.97*	*na*	*21.7%*	*32.7%*
Premium over (discount to) 52-week high (5)	*US$36.84*	*(26.8%)*	*(10.9%)*	*(2.8%)*
Premium over 52-week low (5)	*US$21.56*	*25.1%*	*52.2%*	*66.0%*
Premium over volume weighted average price ("VWAP") (5)				
1 month	*US$27.26*	*(1.1%)*	*20.4%*	*31.3%*
3 months	*US$25.69*	*5.0%*	*27.7%*	*39.3%*
6 months	*US$26.27*	*2.7%*	*24.9%*	*36.3%*
Current price (3 Dec 2015)	*US$32.01*	*(15.7%)*	*2.5%*	*11.8%*
Number of ADSs outstanding (fully diluted) (mn)(6)		49.5	49.6	49.6
Equity value (US$ mn)		**$ 1,334**	**$ 1,626**	**$ 1,777**
(+) Total debt (US$mn)(7) (8)		157	157	157
(-) Cash & equivalents (US$mn)(8)		(205)	(205)	(205)
(+) Non-controlling interest (US$mn)(8)		2	2	2
Enterprise Value ("EV") (US$mn)		**$ 1,288**	**$ 1,580**	**$ 1,731**
Implied multiples	**EBITDA / Net income (US$mn)(9)(10)**			
Enterprise value / 2014A EBITDA(11)	*246*	**5.2x**	**6.4x**	**7.0x**
Equity value / 2014A Net Income	*84*	**15.9x**	**19.4x**	**21.2x**
Enterprise value / 2015E EBITDA	*212*	**6.1x**	**7.4x**	**8.2x**
Equity value / 2015E Net Income	*58*	**22.9x**	**27.9x**	**30.5x**
Enterprise value / 2016E EBITDA	*204*	**6.3x**	**7.7x**	**8.5x**
Equity value / 2016E Net Income	*49*	**27.2x**	**33.1x**	**36.2x**

Source: SEC filings, Factset as of 3 Dec 2015.
Note: Exchange rate assumed: 1US$ = 6.40RMB as of 3 Dec 2015.
(1) Through Ctrip Travel Information Technology (Shanghai) Co., Ltd.
(2) Through self-owned shares and Smart Master International Limited.
(3) Through Wise Kingdom Group Limited owned by his wife Chung Lau.
(4) Through self-owned shares and Peace Unity Investments Limited.
(5) As of 9 Jun 2015, 2 days prior to the non-binding bid date of 11 Jun 2015. Share price of Homeinns jumped on 10 Jun 2015, 1 day prior to the non-binding bid.
(6) Based on 96,421,426 ordinary shares outstanding, and adjusted by adding 2,416,126 underlying ordinary shares represented by restricted share units ("RSUs") outstanding and such number of ordinary shares represented by options outstanding determined by treasury stock method using respective offer price in the matrix. Each ADS represents 2 ordinary shares.
(7) Representing fair value of outstanding convertible notes of the Company of US$157mn, as conversion price of US$49.37 is higher than the Current Offer
(8) As of 30 Sep 2015, per Homeinns Q3 2015 earnings release.
(9) Based on historical financials and projections provided by management on 7 Nov 2015 as approved by the Special Committee for use by Credit Suisse on 27 Nov 2015.
(10) Based on adjusted non-GAAP EBITDA and Net Income.
(11) EBITDA: Earnings before interest, tax, depreciation and amortization.

Shareholding overview

	Basic % ownership	Fully diluted % ownership[1]
Directors and Officers[2]		
Neil Nanpeng Shen (Co-Founder and Co-Chairman)	4.0%	3.9%
James Jianzhang Liang (Co-Founder and Director)	0.3%	0.3%
David Jian Sun (Director and CEO)	0.3%	0.4%
Jason Xiangxin Zong (COO and President)	0.1%	0.2%
Other Directors and Officers	0.3%	0.5%
Other Principal Insider Shareholders[3]		
Beijing Tourism Group / Poly Victory Investments Limited	15.3%	14.8%
Ctrip	14.9%	14.5%
Other Major Institutional Shareholders		
Oppenheimer Funds	16.5%	16.0%
FMR LLC	8.6%	8.4%
HG Vora Capital Management	4.4%	4.3%
Schroder Investment Management	3.4%	3.3%
Capital Research Global Investors	3.1%	3.0%
Proprium Capital	2.9%	2.8%
Global Thematic Partners	2.7%	2.6%
Price T Rowe Associates	1.8%	1.7%
Value Partners Ltd	1.6%	1.5%
Other institutional / retail shareholders	19.8%	21.6%
	100.0%	**100.0%**
Total ordinary shares outstanding (in millions)	**96.4**	**99.3**
Total ADSs outstanding (in millions)	**48.2**	**49.6**

Buyer Group (Combined Stake = ~34%[4])

Source: Company data, SEC filings, NASDAQ website, Bloomberg and Factset as of 3 Dec 2015.

Note: Directors and Officers and Other Principal Insider Shareholders shareholding information per latest information provided by the Company, Other Major Institutional Shareholders information as of 30 Sep 2015. Each ADS represents 2 ordinary shares.

(1) Includes ordinary shares options and RSUs; dilutive impact of options and RSUs are determined by treasury stock method based on US$35.80 offer price per ADS.

(2) Excludes shares held through Ctrip or Beijing Tourism Group / Poly Victory Investments Limited.

(3) Shareholders with board representation.

(4) On fully diluted basis

CREDIT SUISSE

2. Homeinns public market perspectives

Homeinns historical trading summary since IPO

Selected news releases

Homeinns recent price history (pre-announcement basis)

	Price (US$)	Offer premium: Non-binding Offer $32.81	Offer premium: Current Offer $35.80
Current price (3 Dec 2015)	32.01	2.5%	11.8%
Pre-announcement price (1)	26.97	21.7%	32.7%
L1M VWAP (2)	27.26	20.4%	31.3%
L3M VWAP (2)	25.69	27.7%	39.3%
L6M VWAP (2)	26.27	24.9%	36.3%
52-week high (2)	36.84	(10.9%)	(2.8%)
52-week low (2)	21.56	52.2%	66.0%


Price (US$)
Volume ('000)
60
50
40
30
20
10
0
10,000
8,000
6,000
4,000
2,000
0
27 May 2011
Announced plan to acquire Motel 168 for US$470mn
Current Offer: $35.80
Non-binding Offer: $32.81
26 October 2006
IPO price: US$13.80
11 June 2015
Announced non-binding take-private proposal by Buyer Group
10/26/06
12/14/07
02/03/09
03/25/10
05/13/11
07/04/12
08/23/13
10/13/14
12/03/15
Volume
Homeinns

Source: Factset as of 3 Dec 2015.
Note: (1) ADS price as of 9 Jun 2015, 2 days prior to the public announcement of the non-binding take-private proposal by the Buyer Group. Share price jumped on 10 Jun 2015, 1 day prior to the non-binding bid.
(2) On a pre-announcement basis (prior to 9 Jun 2015).

Homeinns relative stock price performance since IPO

Indexed share price performance – since IPO(1)

Homeinns relative price performance (pre-announcement)

% change	Homeinns	China Lodging Group Ltd ("CLG")	NASDAQ	Shanghai Jinjiang International Hotels Development Co Ltd ("Jinjiang")	BTG Hotels (Group) Co Ltd ("BTG Hotels")	Shanghai Stock Exchange
Last 1 year to pre-annoucement date(2)	(15%)	1%	16%	145%	19%	152%
Last 2 years to pre-annoucement date(2)	(10%)	62%	45%	196%	43%	131%
Last 3 years to pre-annoucement date(2)	23%	123%	75%	145%	50%	124%
House IPO date to pre-annoucement date(2)	20%	82%(3)	111%	273%	71%	182%



(US$)
Announcement of non-binding offer
120
100
80
60
40
20
10/26/06
12/14/07
2/3/09
3/25/10
5/13/11
7/4/12
8/23/13
10/13/14
12/3/15
Jinjiang
NASDAQ Composite
CLG
SSE
BTG Hotels
Homeinns

Source: Factset as of 3 Dec 2015.
Note: (1) Indexed to Homeinns' closing price as of 26 October 2006 (Homeinns' IPO date).
(2) ADS price as of 9 Jun 2015, 2 days prior to the public announcement of the non-binding take-private proposal by the Buyer Group. Share price jumped on 10 Jun 2015, 1 day prior to the non-binding bid
(3) CLG listed on 26 Mar 2010, and the % change of indexed share price for CLG is based on this date, instead of the Homeinns IPO date.

Confidential

Homeinns relative stock price performance since non-binding offer date

Indexed share price performance – pre-announcement (9 Jun 2015)


(US$)
40
35
30
25
20
15
6/9/15
7/14/15
8/18/15
9/23/15
10/28/15
12/3/15
Jinjiang (31.0%) (1)
Homeinns (18.7%)
CLG (14.5%)
NASDAQ Composite (0.5%)
BTG Hotels (2)
SSE (-29.9%)

Source: Factset as of 3 Dec 2015.
Note: (1) Jinjiang suspended trading on 8 Jul 2015 in relation to the acquisition of Plateno Group and resumed trading on 19 Oct 2015. It suspended trading again from 22 Oct 2015 in relation to its private placement and resumed trading on 2 Nov 2015.
(2) BTG Hotels suspended trading through this period pending this transaction.

Research analyst price targets for Homeinns

	Pre-announcement				Post-announcement			
Broker	Report date	Broker recommendation	ADS price target (US$)	Prem/(Disc) to Offer (%)	Report date	Broker recommendation	ADS price target (US$)	Prem/(Disc) to Offer (%)
Goldman Sachs	1-Jun-15	Buy	$32.10	(10.3%)	10-Nov-15	Neutral	$33.00	(7.8%)
Guotai Junan	26-May-15	Neutral	28.50	(20.4%)	9-Sep-15	Accumulate	27.00	(24.6%)
China Merchant Securities	21-May-15	Buy	30.00	(16.2%)	19-Nov-15	Neutral	31.50	(12.0%)
Credit Suisse	14-May-15	Underperform	20.90	(41.6%)				
CICC	14-May-15	Buy	35.50	(0.8%)	11-Nov-15	Buy	36.00	0.6%
JPMorgan	13-May-15	Overweight	29.00	(19.0%)	10-Nov-15	Overweight	32.00	(10.6%)
Morgan Stanley	13-May-15	Equal weight	24.00	(33.0%)	10-Nov-15	Equal weight	23.00	(35.8%)
Brean Capital	13-May-15	Buy	39.00	8.9%	10-Nov-15	Buy	32.81	(8.4%)
Macquarie [(1)]	12-Mar-15	Outperform	34.00	(5.0%)				
Average			**30.33**	**(15.3%)**			**30.76**	**(14.1%)**
High			**39.00**	**8.9%**			**36.00**	**0.6%**
Low			**20.90**	**(41.6%)**			**23.00**	**(35.8%)**

Historical analyst recommendations and price targets



% of brokers
Price (US$)
100
80
60
40
20
0
45
40
35
30
25
20
Dec-13
Apr-14
Aug-14
Dec-14
Apr-15
Aug-15
Dec-15
Buy
Hold
Sell
Price
Target Price
Announcement of non-binding bid offer

Source: Brokers' research, Factset as of 3 Dec 2015.
Note: (1) Macquarie terminated coverage after the Buyer Group's non-binding proposal was announced, as it believes the privatization is likely to go through.

Research analyst perspectives

Positive on expanding mid-scale brand	"We remain positive on Homeinns' structural drivers, including midscale expansion and the shift towards franchises…" **- Goldman Sachs, 10 Nov 2015**
	"HMIN predict the mid-scale segment would be an important part of the future of HMIN and more attractive than the challenging budget end of the market." **- JPMorgan, 14 Aug 2015**
RevPAR and margin under pressure in the near-term	"EBITDA margin continues to decline owing to negative RevPAR growth of lease-and-operate business and higher rental and preopening costs brought by midscale expansion..." **– Morgan Stanley, 10 Nov 2015**
	"Although we expect RevPAR trend to turn positive, HMIN's operation is going through a big change by optimizing its portfolio: upgrading Home Inn to Home Inn Plus and closing inefficient economy hotels. As a result, HMIN's network expansion will be partially offset by network optimization…While optimization brings margin improvement in the long run, it will put the company's top and bottom line under pressure in the near term..." **- China Merchant Securities, 19 Nov 2015**
	"While we are positive on the company's continued efforts in cost control and operation efficiency improvement, we expect HMIN's margin pressure will likely remain going forward with continued negative RevPAR trends and higher new hotel dilution from acceleration in mid-scale hotel openings." **- Brean Capital, 10 Nov 2015**
Commentary on the take-private offer	"According to the announcement, this preliminary proposal is non-binding and no decisions have been made by the board of directors with respect to the company's response… Fundamentally, we think the challenges seen by Homeinns at the start of the year may continue into 2Q…" **- Goldman Sachs, 11 Jun 2015**
	"Our US$32.5 TP of HMIN is based on 6x EV/EBITDA... If the privatization is successful, we think the company may eventually apply for a listing in the Shanghai A-share market...." **– Deutsche Bank , 12 Jun 2015**

Source: Brokers equity research.

3. Financial analysis

Management projections – consolidated P&L

On non-GAAP adjusted basis(1) (excluding non-cash share-based compensation expenses)

(RMB mn)	Actual 2012A	2013A	2014A	Projections 2015E	2016E	2017E	2018E	2019E	2020E
Leased-and-Operated hotels ("LO") revenue	5,165	5,587	5,742	5,612	5,932	6,448	6,898	7,131	7,298
% growth	*45%*	*8%*	*3%*	*(2%)*	*6%*	*9%*	*7%*	*3%*	*2%*
Franchised-and-Managed hotels ("FM") revenue	605	765	941	1,027	1,156	1,312	1,488	1,662	1,835
% growth	*51%*	*27%*	*23%*	*9%*	*13%*	*14%*	*13%*	*12%*	*10%*
Total revenue	**5,770**	**6,353**	**6,683**	**6,639**	**7,089**	**7,760**	**8,386**	**8,793**	**9,133**
Net revenue (less business tax)	**5,416**	**5,961**	**6,272**	**6,246**	**6,671**	**7,305**	**7,897**	**8,282**	**8,604**
% growth	*46%*	*10%*	*5%*	*(0%)*	*7%*	*10%*	*8%*	*5%*	*4%*
LO hotels gross profit (2)	298	398	379	101	(19)	21	135	150	106
% margin	6%	8%	7%	2%	(0%)	0%	2%	2%	2%
FM hotels gross profit (2)	452	572	695	731	813	912	1,025	1,134	1,240
% margin	80%	80%	79%	76%	75%	74%	73%	72%	72%
Total gross profit	**751**	**970**	**1,074**	**831**	**794**	**933**	**1,160**	**1,284**	**1,346**
% margin	*14%*	*16%*	*17%*	*13%*	*12%*	*13%*	*15%*	*15%*	*16%*
Sales and marketing expenses	(75)	(108)	(109)	(98)	(113)	(124)	(134)	(141)	(146)
General and administration expenses	(228)	(247)	(244)	(266)	(294)	(308)	(323)	(338)	(354)
Total operating costs	**(4,969)**	**(5,347)**	**(5,550)**	**(5,778)**	**(6,285)**	**(6,804)**	**(7,194)**	**(7,477)**	**(7,759)**
as % of net revenue	*(92%)*	*(90%)*	*(89%)*	*(93%)*	*(94%)*	*(93%)*	*(91%)*	*(90%)*	*(90%)*
Other income	17	11	15	(2)	0	0	0	0	0
Income from operations	**464**	**626**	**736**	**465**	**386**	**501**	**703**	**805**	**845**
% margin	*9%*	*10%*	*12%*	*7%*	*6%*	*7%*	*9%*	*10%*	*10%*
Total non-operating income / (expenses)	**(23)**	**4**	**37**	**75**	**58**	**67**	**73**	**86**	**103**
Income tax expense	**(136)**	**(207)**	**(231)**	**(162)**	**(126)**	**(158)**	**(213)**	**(245)**	**(261)**
effective tax rate %	*31%*	*33%*	*30%*	*30%*	*28%*	*28%*	*27%*	*28%*	*28%*
Net income	**304**	**423**	**542**	**378**	**318**	**410**	**563**	**646**	**687**
% margin	*6%*	*7%*	*9%*	*6%*	*5%*	*6%*	*7%*	*8%*	*8%*
Net income attributable to shareholders	**300**	**423**	**536**	**372**	**314**	**406**	**558**	**641**	**683**
% growth	*(8%)*	*41%*	*27%*	*(31%)*	*(16%)*	*29%*	*38%*	*15%*	*6%*
% margin	*6%*	*7%*	*9%*	*6%*	*5%*	*6%*	*7%*	*8%*	*8%*
EBITDA (3)	**1,137**	**1,391**	**1,576**	**1,357**	**1,305**	**1,457**	**1,669**	**1,769**	**1,827**
% growth	*26%*	*22%*	*13%*	*(14%)*	*(4%)*	*12%*	*15%*	*6%*	*3%*
% margin	*21%*	*23%*	*25%*	*22%*	*20%*	*20%*	*21%*	*21%*	*21%*
Capital expenditure ("CAPEX")	1,012	929	607	857	1,017	918	772	742	691
Share based compensation	93	86	88	86	91	96	101	107	112

Source: Homeinns management projections provided by management on 7 Nov 2015 as approved by the Special Committee for use by Credit Suisse on 27 Nov 2015.

Note: Non-cash share-based compensation is not deducted.

(1) Adjusted for items including share-based compensation expenses, foreign exchange gain or loss, gain on buy-back of convertible bonds, issuance costs for convertible notes, gain or loss from fair value change of convertible notes, acquisition and integration costs, certain non-operating expenses / (income), upfront fee amortization of term loan, accelerated fee amortization on early extinguishment of term loan, withholding tax for profit distribution of previous periods, and gain on waived liability related to acquisition.

(2) Assume LO / FM hotels net revenue as % of net revenue is the same as LO / FM hotels revenue as % of total revenue.

(3) EBITDA = Net income attributable to shareholders + Non-controlling interest + Interest expenses / (income) + Tax expenses + Depreciation & Amortization ("D&A").

Confidential

Financial analysis summary

Section	Methodologies		Implied ADS price (in US$)	Implied 2015E EV/EBITDA multiple	Implied 2015E P/E multiple
Financial analysis	1 Selected companies trading analysis	2015E and 2016E EV/EBITDA multiple range of 6.5x - 9.0x and 6.0x - 8.0x, respectively, applied to Homeinns management projected 2015E and 2016E EBITDA of US$212mn and US$204mn, respectively	$25.69 – $39.31	5.8x-9.0x	21.8x-33.6x
		2015E and 2016E P/E range of 20.0x - 30.0x and 16.0x – 25.0x, respectively, applied to Homeinns management projected 2015E and 2016E net income of US$58mn and US$49mn, respectively	$15.91 – $35.17	3.5x-8.0x	13.5x-30.0x
	2 Selected transactions analysis	Last-twelve-month ("LTM") EV/EBITDA multiple range of 7.0x – 12.0x, applied to LTM EBITDA of US$222mn	$32.32 – $53.96 ($32.06 (7 Days privatization)(5))	7.3x-12.6x	27.5x-49.3x
		LTM P/E multiple range of 25.0x – 35.0x, applied to LTM net income of US$66mn	$33.38 – $46.44 ($28.23 (7 Days privatization)(5))	7.6x-10.7x	28.4x-39.8x
	3 Discounted cash flow analysis	Based on Homeinns management projections for Q4 2015, 2016E–2020E: – Terminal next-twelve-month ("NTM") EBITDA multiple range: 6.0x – 8.0x – Discount rate (weighted average cost of capital) range: 9.5%–11.5%	$26.49 – $36.16	6.0x-8.2x	22.5x-30.9x
Informational reference points	4 52-week high and low	Based on 52-week high and low share price prior to 9 June 2015 (2)	$21.56 – $36.84	4.8x-8.4x	18.3x-31.5x
	5 Takeover premia	Based on premia of selected take-private transactions since 2012 – 20% - 30% premium on price on 9 Jun 2015 – 20% - 50% premium on price 30-day prior to 9 Jun 2015 – 20% - 50% premium on price 90-day prior to 9 Jun 2015	$29.89 – $42.69	6.8x-9.8x	25.4x-36.6x
	6 Analyst target price	Based on latest (post announcement) equity research analyst target prices high and low	$23.00 – $36.00	5.1x-8.2x	19.5x-30.7x

(1) Pre-announcement price as of 9 Jun 2015: US$26.97 (2) Non-binding Offer: US$32.81 (3) Current Offer: US$35.80

Note: (1) Based on 96,421,426 ordinary shares outstanding, and adjusted by adding 2,416,126 underlying ordinary shares represented by RSUs outstanding and such number of underlying ordinary shares represented by options outstanding determined by treasury stock method using respective implied prices. Each ADS represents 2 ordinary shares.
(2) ADS price as of 9 Jun 2015, 2 days prior to the public announcement of the non-binding take-private proposal by the Buyer Group. Share price jumped on 10 Jun 2015, 1 day prior to the non-binding bid.
(3) EBITDA and net income applied on adjusted non-GAAP basis.
(4) Exchange rate assumed: 1US$ = 6.40 RMB as of 3 Dec 2015.
(5) Represents another take-private transaction of a US listed China economy hotel group.

1 Selected companies analysis

Company	Listing venue	Share price [2]	% (Discount)/ Premium to 52-week prices [5] High	% (Discount)/ Premium to 52-week prices [5] Low	Equity value (US$mn)	EV (US$mn)	Trading multiples [6] EV / EBITDA [7] 2015E	EV / EBITDA [7] 2016E	P/E [7] 2015E	P/E [7] 2016E	Key financials [6] 2014-17 CAGR EBITDA	2014-17 CAGR Net Income	2015E margin [7] EBITDA	2015E margin [7] Net Income
Homeinns (Management projections)														
Homeinns (Current Offer)	NASDAQ	US$ 35.80	(3%)	66%	1,777	1,731	8.2x	8.5x	30.5x	36.2x	(2.6%)	(8.8%)	21.7%	6.0%
Homeinns (Non-binding Offer)	NASDAQ	US$ 32.81	(11%)	52%	1,626	1,580	7.4x	7.7x	27.9x	33.1x	(2.6%)	(8.8%)	21.7%	6.0%
Homeinns (pre-announcement) [1]	NASDAQ	US$ 26.97	(27%)	25%	1,334	1,288	6.1x	6.3x	22.9x	27.2x	(2.6%)	(8.8%)	21.7%	6.0%
Homeinns (Brokers average)														
Homeinns (Current Offer)	NASDAQ	US$ 35.80	(3%)	66%	1,777	1,731	8.0x	7.6x	27.8x	23.6x	(1.4%)	0.9%	22.2%	6.6%
Homeinns (Non-binding Offer)	NASDAQ	US$ 32.81	(11%)	52%	1,626	1,580	7.3x	6.9x	25.4x	21.6x	(1.4%)	0.9%	22.2%	6.6%
Homeinns (pre-announcement) [1]	NASDAQ	US$ 26.97	(27%)	25%	1,334	1,288	5.9x	5.7x	20.8x	17.7x	(1.4%)	0.9%	22.2%	6.6%
US-listed China economy hotel														
CLG [10]	NASDAQ	US$ 29.06	(6%)	89%	1,852	1,656	8.6x	7.5x	26.1x	21.9x	16.5%	24.4%	21.4%	7.9%
PRC-listed China hotels (for reference only)														
Jinjiang	Shanghai	RMB 28.80 [3]	(31%)	76%	3,316	4,339	25.5x	17.3x	33.8x	26.3x	39.9%	25.1%	17.8%	10.3%
BTG Hotels	Shanghai	RMB 18.70 [4]	(0.4%)	44%	676	1,008	17.7x	15.5x	30.5x	26.7x	na	18.9%	29.6%	11.5%
Median - China comparable companies							**17.7x**	**15.5x**	**30.5x**	**26.3x**	**28.2%**	**24.4%**	**21.4%**	**10.3%**
Mean - China comparable companies							**17.3x**	**13.4x**	**30.2x**	**24.9x**	**28.2%**	**22.8%**	**22.9%**	**9.9%**
International chains with economy hotels (for reference only)														
Accor SA	Paris	EUR 40.70	(21%)	17%	10,394	11,707	10.6x	9.6x	23.0x	19.6x	9.9%	14.6%	18.0%	7.3%
Wyndham Worldwide Corporation	NYSE	US$ 74.69	(21%)	7%	8,672	13,563	10.4x	9.8x	14.3x	13.5x	5.5%	6.4%	23.6%	11.0%
InterContinental Hotels Group PLC	London	GBP 26.03	(12%)	18%	9,242	10,032 [8]	13.0x	12.2x	22.3x	20.7x	5.4%	7.4%	42.0%	22.5%
Choice Hotels International, Inc.	NYSE	US$ 50.54	(23%)	12%	2,912	3,531	14.7x	13.7x	23.1x	20.8x	7.0%	7.8%	28.4%	14.9%
Median - international comparable companies							**11.8x**	**11.0x**	**22.6x**	**20.2x**	**6.2%**	**7.6%**	**26.0%**	**13.0%**
Mean - international comparable companies							**12.2x**	**11.3x**	**20.7x**	**18.7x**	**6.9%**	**9.1%**	**28.0%**	**13.9%**

(US$ in millions, except per share amounts)

	Metrics	Multiple range Low	-	High	Implied Valuation Low	-	High
Homeinns EBITDA [9]							
2015E	$212	6.5x		9.0x	$1,379		$1,909
2016E	204	6.0x		8.0x	1,224		1,632
Implied EV range					**1,224**	-	**1,909**
Net debt (9/30/15)					(48)	-	(48)
Minority interest (9/30/15)					2	-	2
Implied equity value					**1,270**	-	**1,955**
Implied equity value per ADS					**$25.69**	-	**$39.31**

(US$ in millions, except per share amounts)

	Metrics	Multiple range Low	-	High	Implied Valuation Low	-	High
Homeinns net income [9]							
2015E	$58	20.0x		30.0x	$1,164		$1,745
2016E	49	16.0x		25.0x	786		1,228
Implied equity value range					**786**	-	**1,745**
Implied equity value per ADS					**$15.91**	-	**$35.17**

Source: Public filings, Factset and Bloomberg as 3 Dec 2015.

Note: Exchange rate assumed: 1US$ = 6.40RMB as of 3 Dec 2015; Balance sheet items as of latest available, unless otherwise indicated.

(1) ADS price as of 9 Jun 2015, 2 days prior to the public announcement of the non-binding take-private proposal by the Buyer Group. Share price jumped on 10 Jun 2015, 1 day prior to the non-binding bid.
(2) Share price as of 3 Dec 2015, except Homeinns, Jinjiang and BTG Hotels.
(3) Closing price as of 7 Jul 2015 before trading suspension prior to announcement of acquisition of Plateno Group, 52-week high / low prices as of the trading suspension. Key financials forecasts as of 21 Sep 2015, one day before announcement of acquisition of Plateno Group.
(4) Closing price as of 16 Mar 2015 before trading suspension, 52-week high / low prices as of the trading suspension.
(5) 52-week high / low prices as of 3 Dec 2015, except Homeinns, Jinjiang and BTG Hotels.
(6) Trading multiples and Key financials are calculated based on estimates under Institutional Brokers' Estimate System, except for Homeinns calculation is based on management projections dated 7 Nov 2015 as approved by Special Committee for use by Credit Suisse on 27 Nov 2015 and average of brokers estimates, and for CLG calculation is based on average of brokers estimates. EBITDA and net income for Homeinns and CLG applied are on adjusted non-GAAP basis.
(7) EV/EBITDA = Enterprise value / Earnings before interest, tax, depreciation and amortization; P/E = Equity value / Net income; EBITDA margin = EBITDA / Revenue; Net income margin = Net income / Revenue.
(8) Cash balance adjusted for US$929mn proceeds from sale of InterContinental Hong Kong completed on 30 Sep 2015.
(9) Homeinns EBITDA and net income on adjusted non-GAAP basis (excluding share-based compensation expenses).
(10) CLG trading multiples as of 9 Jun 2015 were as follows: 2015E EV/EBITDA=9.0x, 2016E EV/EBITDA = 7.7x, 2015E P/E = 30.9x, 2016E P/E = 24.4x
(11) EBITDA and net income figures of comparable companies may not be calculated on the same basis as the Company, and therefore may not be completely comparable to these of the Company.

❷ Selected transactions analysis

(US$mn, except for multiples and percentages)

Annoucement date	Completion date	Aquiror / Target	100% Equity value	EV	LTM EV/EBITDA	LTM P/E
11-Jun-15	Pending	Buyer Group / Homeinns (Current Offer) (1)	1,777	1,731	7.8x	26.8x
11-Jun-15	Pending	Buyer Group / Homeinns (Non-binding Offer) (1)	1,626	1,580	7.1x	24.6x
Transaction with Chinese targets						
22-Sep-15	Pending	Shanghai Jinjiang International Hotels Development / 81% interest in Plateno Group Limited (2)	1,596	1,688	12.4x	36.7x
28-Feb-13	5-Jul-13	PE investors and management / 7 Days Group Holdings Limited (3)	688	678	6.9x	21.1x
27-May-11	30-Sep-11	Homeinns / Motel 168 International Holdings Limited (4)	470	470	11x-12x (5)	na
Mean					10.3x	28.9x
Median					11.5x	28.9x
Global transactions (for reference only) (6)						
3-Jul-07	24-Oct-07	The Blackstone Group / Hilton Hotels Corporation	18,954	25,887	15.3x	34.3x
16-Nov-15	Pending	Marriott International / Starwood Hotels & Resorts Worldwide	11,870	13,146	10.8x	21.3x
30-Jan-06	11-May-06	Kingdom Hotels International, Colony Capital / Fairmont Hotels & Resorts Inc	3,618	3,730	23.5x	21.6x
20-Mar-06	7-Sep-06	Investor Group / Kerzner International Limited	2,881	3,563	19.7x	nm
14-Jun-05	16-Aug-05	The Blackstone Group / Wyndham International Inc	1,394	3,423	11.9x	nm
12-Feb-07	9-May-07	Cascade Investment, Kingdom Hotels International, Triples Holdings Limited / Four Seasons Hotels Inc	3,180	3,218	44.1x	nm
12-Jul-07	18-Sep-07	Westmont Hospitality Group, InnVest Real Estate Investment Trust / Legacy Hotels Real Estate Investment Trust	1,488	2,382	12.7x	nm
22-May-12	2-Oct-12	The Blackstone Group / Motel 6 and Studio 6 (Accor chains)	na	1,900	9.3x	na
12-Nov-14	1-Mar-15	Shanghai Jinjiang International Hotels Development / Groupe du Louvre	564	1,622	12.4x	na
23-Apr-07	23-Apr-07	Citigroup Global Markets Holdings Inc, Westbridge Hospitality Group / Red Roof Inns	610	1,320	20.3x	na
20-Oct-04	10-Dec-04	The Blackstone Group / Boca Resorts Inc	1,032	1,244	13.8x	nm
15-Dec-14	16-Jan-15	InterContinental Hotels Group / Kimpton Hotels & Restaurants Group	na	430	21.5x	na
22-Jan-10	20-Apr-12	Lone Star Funds / Lodgian Inc	54	310	11.2x	nm
Mean					17.4x	25.7x
Median					13.8x	21.6x

(US$ in millions, except per share amounts)

	Data	Multiple range Low	-	Multiple range High	Implied Valuation Low	-	Implied Valuation High
Homeinns LTM 9/30/15 EBITDA	222	7.0x	-	12.0x	1,555	-	2,666
Implied EV range					**1,555**	**-**	**2,666**
Net debt (9/30/15)					(48)	-	(205)(7)
Minority interest (9/30/15)					2	-	2
Implied equity value					**1,601**	**-**	**2,869**
Implied equity value per ADS					**32.32**	**-**	**53.96**(7)
Homeinns LTM 9/30/15 Net income	66	25.0x		35.0x	1,655	-	2,316
Implied equity value					**1,655**		**2,316**
Implied equity value per ADS					**33.38**	**-**	**46.44**

Source: Public filings, company financials and Dealogic.
Note: (1) Balance sheet items as of 30 Sep 2015, EBITDA and net income for 12 months ending 30 Sep 2015 on adjusted non-GAAP basis.
(2) Balance sheet items as of 30 Jun 2015, EBITDA and net income for financial year 2014. The transaction is an all cash deal with price adjustment mechanism. The multiples calculated are based on headline numbers without adjustment.
(3) Balance sheet items as of 31 Mar 2013, EBITDA and net income for financial year 2012.
(4) Equity value and EV as of announcement date, EBITDA for financial year 2010.
(5) Based on financial year 2010 financials, EBITDA applied excluding impact of 2010 Shanghai Expo (normalized), per management presentation transcript in May 2011.
(6) For global transactions, balance sheet items and LTM EBITDA and net income are per the latest publicly available financials before the transactions.
(7) Assume convertible notes of US$157mn converted, as implied valuation is higher than conversion price of US$ 49.37 per ADS.

3 Discounted cash flow analysis

(in US$mn unless otherwise specified)	Q4 2015E [2]	2016E	2017E	2018E	2019E *(Terminal Yr.)*	2020E	CAGR 16E - 20E
Revenue	242	1,043	1,142	1,234	1,295	1,345	6.6%
% growth	*na*	*6.8%* [3]	*9.5%*	*8.1%*	*4.9%*	*3.9%*	
EBITDA	46	204	228	261	277	286	8.8%
% margin	*19.1%*	*19.6%*	*20.0%*	*21.1%*	*21.4%*	*21.2%*	
EBIT	13	70	88	118	133	140	19.0%
% margin	*5.2%*	*6.7%*	*7.7%*	*9.5%*	*10.3%*	*10.4%*	
Tax effect	(4)	(20)	(24)	(32)	(37)	(38)	
Tax rate	*30.1%*	*28.5%*	*27.8%*	*27.5%*	*27.5%*	*27.5%*	
Net operating profit after tax	9	50	63	85	97	101	19.4%
Plus: Depreciation & amortization	34	134	140	143	143	146	
Plus: Impairment & provisions	1	3	3	3	3	3	
Less: Capital expenditures ("CAPEX")	(65)	(159)	(143)	(121)	(116)	(108)	
Less: Working capital increase	(7)	(0)	3	4	3	2	
Less: Share-based compensation (tax-affected)	(3)	(10)	(11)	(11)	(12)	(13)	
Unlevered free cash flow ("UFCF")	**(31)**	**18**	**54**	**103**	**118**	**132**	65.6%

Overall assumptions

- Financial projections for 2015E-2020E based on Homeinns management forecasts dated 7 Nov 2015 as approved by the Special Committee
- Assumed a weighted average cost of capital of 9.5% - 11.5% and terminal NTM EBITDA multiple of 6.0x – 8.0x
- Valuation date as of 30 September 2015
- Assumed flat exchange rate of 1US$=6.40RMB as of 3 Dec 2015

Illustrative present value as of September 30, 2015

Discount rate	**9.5%**			**10.5%**			**11.5%**		
Terminal NTM (2020E) EBITDA multiple	**6.0x**	**7.0x**	**8.0x**	**6.0x**	**7.0x**	**8.0x**	**6.0x**	**7.0x**	**8.0x**
Implied terminal growth rate [5]	2.1%	3.2%	4.0%	3.1%	4.1%	4.9%	4.0%	5.1%	5.9%
Present value of UFCF (Q4 2015E - 2019E)	196	196	196	191	191	191	185	185	185
Present value of terminal value (2020E & beyond)	1,165	1,359	1,553	1,121	1,308	1,495	1,079	1,259	1,438
% of aggregate value in terminal value	*85.6%*	*87.4%*	*88.8%*	*85.5%*	*87.3%*	*88.7%*	*85.3%*	*87.2%*	*88.6%*
Implied aggregate value	1,361	1,555	1,750	1,312	1,498	1,685	1,264	1,444	1,624
Add: Net cash [4]	48	48	48	48	48	48	48	48	48
Less: Minority interests [4]	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)
Implied equity value	1,407	1,602	1,796	1,358	1,544	1,731	1,310	1,490	1,670
Implied price per ADS [1]	**$ 28.44**	**$ 32.32**	**$ 36.16**	**$ 27.44**	**$ 31.18**	**$ 34.89**	**$ 26.49**	**$ 30.09**	**$ 33.67**

Source: Homeinns management projections as approved by Special Committee for use by Credit Suisse on 27 Nov 2015 and SEC filings. Financials on adjusted non-GAAP basis.
Note: Present value assumes mid-year convention.
(1) Based on 96,421,426 ordinary shares outstanding, and adjusted by adding 2,416,126 underlying shares represented by RSUs outstanding and such number of underlying shares represented by options outstanding determined by treasury stock method using respective implied price per ADS. Each ADS represents 2 ordinary shares.
(2) Revenue, EBITDA, EBIT, D&A, and share-based compensation calculated as Homeinns management projected 2015E numbers minus actual 2015 Q1, Q2 and Q3 numbers.
(3) Growth over management projected 2015E full-year revenue.
(4) Balance sheet items as of 30 Sep 2015.
(5) Assume D&A = CAPEX in 2020E in calculating the implied terminal growth rate.

❺ Selected take-private premia of US-listed Chinese companies

Premium over 1-day prior share price

(2012-2015YTD)



-
7
18
13
6
3
2
-
-
-
<0%
0-10%
10-20%
20-30%
30-40%
40-50%
50-60%
60-70%
70-80%
>80%

	2012	2013	2014	2015 YTD	12-15 YTD
Mean	31.7%	22.4%	26.3%	17.6%	22.7%
Median	30.6%	19.2%	26.3%	17.8%	19.9%

Premium over 30-day prior share price

(2012-2015YTD)



5
7
7
7
6
5
6
2
2
2
<0%
0-10%
10-20%
20-30%
30-40%
40-50%
50-60%
60-70%
70-80%
>80%

	2012	2013	2014	2015 YTD	12-15 YTD
Mean	50.2%	32.8%	46.4%	17.9%	30.7%
Median	45.7%	29.2%	46.4%	12.2%	28.5%

Premium over 90-day prior share price

(2012-2015YTD)



9
5
4
5
7
4
3
4
4
4
<0%
0-10%
10-20%
20-30%
30-40%
40-50%
50-60%
60-70%
70-80%
>80%

	2012	2013	2014	2015 YTD	12-15 YTD
Mean	55.5%	22.6%	54.4%	30.0%	36.2%
Median	48.5%	25.2%	54.4%	25.5%	31.4%

		Premia range			Implied share price		
Share price		Low	-	High	Low	-	High
1-day prior	$26.97 (1)	20%	-	30%	$32.36	-	$35.06
30-day prior	28.46 (2)	20%	-	50%	34.15	-	42.69
90-day prior	24.91 (2)	20%	-	50%	29.89	-	37.37
Implied share price range					**29.89**	**-**	**42.69**

Source: SEC filings, Dealogic, Factset as of 3 Dec 2015.
Note: 1-day, 30-day and 90-day prior share price based on trading days.
(1) ADS price as of 9 Jun 2015, 2 days prior to the public announcement of the non-binding take-private proposal by the Buyer Group. Share price jumped on 10 Jun 2015, 1 day prior to the non-binding bid.
(2) On a pre-announcement basis (prior to 9 Jun 2015).

Appendix

Homeinns and CLG historical trading multiples trend

Historical trading multiples trend

Homeinns

NTM EV/EBITDA over time



14.0x
12.0x
10.0x
8.0x
6.0x
4.0x
2.0x
–
1/2/2011
12/27/2011
12/20/2012
12/14/2013
12/8/2014
12/3/2015
Average: 6.5x
Median: 6.2x
Min: 3.9x
Max: 11.5x

NTM P/E over time



30.0x
25.0x
20.0x
15.0x
10.0x
5.0x
–
1/2/2011
12/27/2011
12/20/2012
12/14/2013
12/8/2014
12/3/2015
Average: 18.1x
Median: 18.0x
Min: 10.6x
Max: 27.2x

Source: Factset as of 3 Dec 2015. Forecasts based on IBES consensus

Historical trading multiples trend

China Lodging Group

NTM EV/EBITDA over time



18.0x
16.0x
14.0x
12.0x
10.0x
8.0x
6.0x
4.0x
2.0x
–
Average: 8.3x
Median: 7.8x
Min: 5.2x
Max: 16.1x
1/2/2011
12/27/2011
12/20/2012
12/14/2013
12/8/2014
12/3/2015

NTM P/E over time



45.0x
40.0x
35.0x
30.0x
25.0x
20.0x
15.0x
10.0x
5.0x
–
Average: 24.9x
Median: 24.0x
Min: 16.5x
Max: 42.5x
1/2/2011
12/27/2011
12/20/2012
12/14/2013
12/8/2014
12/3/2015

Source: Factset as of 3 Dec 2015. Forecasts based on IBES consensus

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